Exhibit 23.1: Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of MBNA Corporation, and in the related Prospectuses, pertaining to the 401(k) Plus Savings Plan of MBNA Corporation of our report dated June 21, 2004, with respect to the financial statements and schedule of the MBNA Corporation 401(k) Plus Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003:

Number	33-41936	on Form S-8 dated July 22, 1991
Number	33-41895	on Form S-8 dated July 24, 1991
Number	33-71640	on Form S-8 dated November 15, 1993
Number	33-95438	on Form S-8 dated August 4, 1995
Number	333-15721	on Form S-3 (as amended by Post-Effective Amendment No. 1) dated December 10, 1996
Number	333-21181	on Form S-4 (as amended by Amendment No. 1) dated February 25, 1997
Number	333-06824	on Form S-8 dated April 22, 1997
Number	333-51477	on Form S-8 dated April 30, 1998
Number	333-74919	on Form S-3 (as amended by Post-Effective Amendment No. 1) dated March 24, 1999
Number	333-79987	on Form S-8 dated June 4, 1999
Number	333-44422	on Form S-8 dated August 24, 2000
Number	333-45814	on Form S-3 dated September 14, 2000
Number	333-109035	on Form S-8 dated September 23, 2003

/s/	Ernst & Young LLP

Ernst & Young LLP

Baltimore, Maryland
June 21, 2004